Exhibit 99.1

Media Contact	August 4, 2025
Polly Manuel, 205 969-4532
polly.manuel@encompasshealth.com

Investor Relations Contact
Mark Miller, 205 970-5860
mark.miller@encompasshealth.com

Encompass Health reports results for second quarter 2025

Increases full-year guidance

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), the largest owner and operator of inpatient rehabilitation hospitals in the United States, today reported its results of operations for the second quarter ended June 30, 2025.
Summary results

			Growth
	Q2 2025	Q2 2024	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenue	$1,457.7	$1,301.2	$156.5	12.0%
Income from continuing operations attributable to Encompass Health per diluted share	1.40	1.13	0.27	23.9%
Adjusted earnings per share	1.40	1.11	0.29	26.1%
Cash flows provided by operating activities	270.2	217.4	52.8	24.3%
Adjusted EBITDA	318.6	271.8	46.8	17.2%
Adjusted free cash flow	185.9	142.5	43.4	30.5%

(Actual Amounts)
Discharges	65,237	60,833		7.2%
Same-store discharge growth				4.7%
Net patient revenue per discharge	$21,670	$20,803		4.2%
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
•Revenue growth of 12.0% resulted from increased discharges and pricing. Total discharges grew 7.2%, inclusive of same-store growth of 4.7%. Net patient revenue per discharge grew 4.2%.
•Cash flows provided by operating activities increased 24.3% to $270.2 million, primarily due to an increase in net income.

•Adjusted EBITDA increased 17.2% from increased revenue and expense leverage.

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“During the quarter, we further increased our capacity to serve patients in need of inpatient rehabilitation care, opening a new 60-bed hospital in Fort Myers, Florida, and adding 26 beds to an existing hospital,” said President and Chief Executive Officer Mark Tarr.
“Our clinical expertise and commitment to delivering high-quality, cost-effective care continues to benefit our patients, referral sources and payors.”
2025 Guidance
The Company increased its full-year guidance as follows:

Full-Year 2025 Guidance
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenue	$5,850 to $5,925	$5,880 to $5,980
Adjusted EBITDA	$1,185 to $1,220	$1,220 to $1,250
Adjusted earnings per share from continuing operations attributable to Encompass Health	$4.85 to $5.10	$5.12 to $5.34
For considerations regarding the Company’s 2025 guidance, see the supplemental information posted on the Company’s website at http://investor.encompasshealth.com. See also the “Other information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Tuesday, August 5, 2025 to discuss its results for the second quarter of 2025. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 800 343-4849 and giving the conference ID EHCQ225. International callers should dial 203 518-9848 and give the same conference ID. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 169 hospitals in 38 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is ranked as one of Fortune's World’s Most Admired CompaniesTM, and Forbes’ Most Trusted Companies in America.1 For more information, visit encompasshealth.com, or follow us on our newsroom, X, Instagram and Facebook.

1 Fortune © 2025 Fortune Media IP Limited. All rights reserved. Fortune® is a registered trademark and Fortune World’s Most Admired Companies™ is a trademark of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Encompass Health. Forbes © 2024 Forbes Media LLC. All rights reserved. Used under license.

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Other information
The information in this press release is summarized and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “June 2025 Form 10-Q”), when filed, as well as the Company’s Current Report on Form 8-K filed on August 4, 2025 (the “Q2 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its August 5, 2025 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise not indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be not indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2025 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - approximately $125 million
•Amortization of debt-related items - approximately $10 million
The Q2 Earnings Form 8-K and, when filed, the June 2025 Form 10-Q can be found on the Company’s website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

3

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In Millions, Except Per Share Data)
Net operating revenues	$1,457.7	$1,301.2	$2,913.1	$2,617.2
Operating expenses:
Salaries and benefits	767.7	700.5	1,530.0	1,412.1
Other operating expenses	213.8	189.9	431.3	393.8
Occupancy costs	14.7	14.2	29.6	28.2
Supplies	63.1	57.6	125.3	116.1
General and administrative expenses	59.4	50.5	111.7	100.7
Depreciation and amortization	79.9	72.9	159.1	143.2
Total operating expenses	1,198.6	1,085.6	2,387.0	2,194.1
Interest expense and amortization of debt discounts and fees	30.4	34.3	62.2	69.5
Other income	(6.7)	(3.3)	(9.2)	(8.7)
Equity in net income of nonconsolidated affiliates	(1.4)	(1.4)	(2.3)	(2.1)
Income from continuing operations before income tax expense	236.8	186.0	475.4	364.4
Provision for income tax expense	51.0	38.3	92.6	76.6
Income from continuing operations	185.8	147.7	382.8	287.8
Loss from discontinued operations, net of tax	(0.9)	(1.2)	(1.4)	(2.5)
Net income	184.9	146.5	381.4	285.3
Less: Net income attributable to noncontrolling interests	(42.8)	(32.4)	(87.8)	(58.7)
Net income attributable to Encompass Health	$142.1	$114.1	$293.6	$226.6

Weighted average common shares outstanding:
Basic	100.6	99.9	100.6	99.9
Diluted	102.3	102.0	102.2	102.1
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.42	$1.14	$2.92	$2.28
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)
Net income	$1.41	$1.13	$2.91	$2.25
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.40	$1.13	$2.88	$2.24
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.02)
Net income	$1.39	$1.12	$2.87	$2.22

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$143.0	$115.3	$295.0	$229.1
Loss from discontinued operations, net of tax	(0.9)	(1.2)	(1.4)	(2.5)
Net income attributable to Encompass Health	$142.1	$114.1	$293.6	$226.6

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2025	December 31, 2024
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$99.1	$85.4
Restricted cash	38.3	37.7
Accounts receivable	612.5	598.8
Other current assets	168.2	165.0
Total current assets	918.1	886.9
Property and equipment, net	3,820.3	3,643.1
Operating lease right-of-use assets	215.5	203.7
Goodwill	1,303.0	1,284.0
Intangible assets, net	295.9	297.8
Other long-term assets	232.9	219.2
Total assets	$6,785.7	$6,534.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$139.2	$138.6
Current operating lease liabilities	25.5	26.3
Accounts payable	174.5	171.0
Accrued expenses and other current liabilities	525.9	505.1
Total current liabilities	865.1	841.0
Long-term debt, net of current portion	2,320.3	2,359.2
Long-term operating lease liabilities	200.7	189.7
Deferred income tax liabilities	110.6	105.2
Other long-term liabilities	200.8	190.4
Total liabilities	3,697.5	3,685.5
Commitments and contingencies
Redeemable noncontrolling interests	55.1	56.5
Shareholders’ equity:
Encompass Health shareholders’ equity	2,280.1	2,067.0
Noncontrolling interests	753.0	725.7
Total shareholders’ equity	3,033.1	2,792.7
Total liabilities and shareholders’ equity	$6,785.7	$6,534.7

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2025	2024
	(In Millions)
Cash flows from operating activities:
Net income	$381.4	$285.3
Loss from discontinued operations, net of tax	1.4	2.5
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	159.1	143.2
Stock-based compensation	23.8	22.9
Deferred tax expense	5.3	4.2
Other, net	1.1	14.2
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(15.7)	0.9
Other assets	(16.5)	(48.4)
Accounts payable	(2.5)	1.8
Other liabilities	23.3	32.3
Net cash used in operating activities of discontinued operations	(1.9)	(2.7)
Total adjustments	176.0	168.4
Net cash provided by operating activities	558.8	456.2
Cash flows from investing activities:
Purchases of property, equipment, and intangible assets	(320.0)	(296.3)
Proceeds from sale of restricted investments	132.0	17.0
Purchases of restricted investments	(127.8)	(8.2)
Other, net	(8.1)	(0.6)
Net cash used in investing activities	(323.9)	(288.1)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(10.7)	(2.4)
Borrowings on revolving credit facility	60.0	50.0
Payments on revolving credit facility	(80.0)	(50.0)
Principal payments under finance lease obligations	(11.6)	(10.7)
Repurchases of common stock, including fees and expenses	(56.8)	(16.8)
Dividends paid on common stock	(35.1)	(30.8)
Distributions paid to noncontrolling interests of consolidated affiliates	(73.3)	(52.5)
Taxes paid on behalf of employees for shares withheld	(19.9)	(12.1)
Contributions from noncontrolling interests of consolidated affiliates	—	33.3
Other, net	6.8	1.8
Net cash used in financing activities	(220.6)	(90.2)
Increase in cash, cash equivalents, and restricted cash	14.3	77.9
Cash, cash equivalents, and restricted cash at beginning of period	123.1	104.2
Cash, cash equivalents, and restricted cash at end of period	$137.4	$182.1

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$318.6	$271.8	$632.2	$544.8
Depreciation and amortization	(79.9)	(72.9)	(159.1)	(143.2)
Interest expense and amortization of debt discounts and fees	(30.4)	(34.3)	(62.2)	(69.5)
Stock-based compensation	(14.3)	(13.6)	(23.8)	(22.9)
(Loss) gain on disposal or impairment of assets	(0.3)	3.0	(0.5)	(10.7)
	193.7	154.0	386.6	298.5
Items not indicative of ongoing operating performance:
Change in fair market value of equity securities	0.3	(0.4)	1.0	(0.1)
Asset impairment impact on noncontrolling interests	—	—	—	7.3
Pre-tax income	194.0	153.6	387.6	305.7
Income tax expense	(51.0)	(38.3)	(92.6)	(76.6)
Income from continuing operations (1)	$143.0	$115.3	$295.0	$229.1

Basic shares	100.6	99.9	100.6	99.9
Diluted shares	102.3	102.0	102.2	102.1

Basic earnings per share (1)	$1.42	$1.14	$2.92	$2.28
Diluted earnings per share (1)	$1.40	$1.13	$2.88	$2.24
(1)Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2025	2024	2025	2024

Earnings per share, as reported	$1.40	$1.13	$2.88	$2.24
Adjustments, net of tax:
Asset impairment impact	—	—	—	0.02
Income tax adjustments	—	(0.02)	(0.11)	(0.03)
Change in fair market value of equity securities	—	—	(0.01)	—
Adjusted earnings per share*	$1.40	$1.11	$2.77	$2.23
*    Adjusted EPS may not sum due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In Millions)
Net cash provided by operating activities	$270.2	$217.4	$558.8	$456.2
Interest expense and amortization of debt discounts and fees	30.4	34.3	62.2	69.5
Gain (loss) on sale of investments, excluding impairments	3.3	(0.1)	3.2	1.2
Equity in net income of nonconsolidated affiliates	1.4	1.4	2.3	2.1
Net income attributable to noncontrolling interests in continuing operations	(42.8)	(32.4)	(87.8)	(58.7)
Amortization of debt-related items	(2.4)	(2.5)	(4.8)	(4.9)
Distributions from nonconsolidated affiliates	(0.9)	(1.2)	(1.4)	(2.0)
Current portion of income tax expense	54.5	40.6	87.3	72.4
Change in assets and liabilities	3.9	11.8	11.4	13.4
Cash used in operating activities of discontinued operations	1.2	2.0	1.9	2.7
Asset impairment impact on noncontrolling interests	—	—	—	(7.3)
Change in fair market value of equity securities	(0.3)	0.4	(1.0)	0.1
Other	0.1	0.1	0.1	0.1
Adjusted EBITDA	$318.6	$271.8	$632.2	$544.8

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2025
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$318.6	$—	$—	$318.6
Depreciation and amortization	(79.9)	—	—	(79.9)
Interest expense and amortization of debt discounts and fees	(30.4)	—	—	(30.4)
Stock-based compensation	(14.3)	—	—	(14.3)
Loss on disposal or impairment of assets	(0.3)	—	—	(0.3)
Change in fair market value of equity securities	0.3	—	(0.3)	—
Income from continuing operations before income tax expense	194.0	—	(0.3)	193.7
Provision for income tax expense	(51.0)	0.4	0.1	(50.5)
Income from continuing operations attributable to Encompass Health	$143.0	$0.4	$(0.2)	$143.2
Diluted earnings per share from continuing operations**	$1.40	$—	$—	$1.40
Diluted shares used in calculation	102.3

*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2024
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$271.8	$—	$—	$271.8
Depreciation and amortization	(72.9)	—	—	(72.9)
Interest expense and amortization of debt discounts and fees	(34.3)	—	—	(34.3)
Stock-based compensation	(13.6)	—	—	(13.6)
Gain on disposal or impairment of assets	3.0	—	—	3.0
Change in fair market value of equity securities	(0.4)	—	0.4	—
Income from continuing operations before income tax expense	153.6	—	0.4	154.0
Provision for income tax expense	(38.3)	(2.4)	(0.1)	(40.8)
Income from continuing operations attributable to Encompass Health	$115.3	$(2.4)	$0.3	$113.2
Diluted earnings per share from continuing operations**	$1.13	$(0.02)	$—	$1.11
Diluted shares used in calculation	102.0

*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2025
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$632.2	$—	$—	$632.2
Depreciation and amortization	(159.1)	—	—	(159.1)
Interest expense and amortization of debt discounts and fees	(62.2)	—	—	(62.2)
Stock-based compensation	(23.8)	—	—	(23.8)
Loss on disposal or impairment of assets	(0.5)	—	—	(0.5)
Change in fair market value of equity securities	1.0	—	(1.0)	—
Income from continuing operations before income tax expense	387.6	—	(1.0)	386.6
Provision for income tax expense	(92.6)	(11.6)	0.3	(103.9)
Income from continuing operations attributable to Encompass Health	$295.0	$(11.6)	$(0.7)	$282.7
Diluted earnings per share from continuing operations**	$2.88	$(0.11)	$(0.01)	$2.77
Diluted shares used in calculation	102.2
*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2024
		Adjustments
	As Reported	Asset Impairment Impact	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$544.8	$—	$—	$—	$544.8
Depreciation and amortization	(143.2)	—	—	—	(143.2)
Interest expense and amortization of debt discounts and fees	(69.5)	—	—	—	(69.5)
Stock-based compensation	(22.9)	—	—	—	(22.9)
Loss on disposal or impairment of assets	(10.7)	10.4	—	—	(0.3)
Change in fair market value of equity securities	(0.1)	—	—	0.1	—
Asset impairment impact on noncontrolling interests	7.3	(7.3)	—	—	—
Income from continuing operations before income tax expense	305.7	3.1	—	0.1	308.9
Provision for income tax expense	(76.6)	(1.3)	(3.0)	—	(80.9)
Income from continuing operations attributable to Encompass Health	$229.1	$1.8	$(3.0)	$0.1	$228.0
Diluted earnings per share from continuing operations**	$2.24	$0.02	$(0.03)	$—	$2.23
Diluted shares used in calculation	102.1
*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In Millions)
Net income	$184.9	$146.5	$381.4	$285.3
Loss from discontinued operations, net of tax, attributable to Encompass Health	0.9	1.2	1.4	2.5
Net income attributable to noncontrolling interests included in continuing operations	(42.8)	(32.4)	(87.8)	(58.7)
Provision for income tax expense	51.0	38.3	92.6	76.6
Interest expense and amortization of debt discounts and fees	30.4	34.3	62.2	69.5
Depreciation and amortization	79.9	72.9	159.1	143.2
Loss (gain) on disposal or impairment of assets	0.3	(3.0)	0.5	10.7
Stock-based compensation	14.3	13.6	23.8	22.9
Change in fair market value of equity securities	(0.3)	0.4	(1.0)	0.1
Asset impairment impact on noncontrolling interests	—	—	—	(7.3)
Adjusted EBITDA	$318.6	$271.8	$632.2	$544.8

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In Millions)
Net cash provided by operating activities	$270.2	$217.4	$558.8	$456.2
Impact of discontinued operations	1.2	2.0	1.9	2.7
Net cash provided by operating activities of continuing operations	271.4	219.4	560.7	458.9
Capital expenditures for maintenance	(45.1)	(48.9)	(79.1)	(87.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(40.4)	(27.8)	(73.3)	(52.5)
Items not indicative of ongoing operating performance:
Transaction costs and related liabilities	—	(0.2)	—	(8.7)
Adjusted free cash flow	$185.9	$142.5	$408.3	$310.1
For the three months ended June 30, 2025, net cash used in investing activities was $165.4 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2025 was $90.2 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of common stock, net debt payments, and cash dividends paid on common stock.
For the three months ended June 30, 2024, net cash used in investing activities was $158.4 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2024 was $49.6 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, cash dividends paid on common stock, and repurchases of common stock partially offset by contributions from noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2025, net cash used in investing activities was $323.9 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2025 was $220.6 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of common stock, net debt payments, and cash dividends paid on common stock.
For the six months ended June 30, 2024, net cash used in investing activities was $288.1 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2024 was $90.2 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, cash dividends paid on common stock, and repurchases of common stock partially offset by contributions from noncontrolling interests of consolidated affiliates.

15

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the business, strategy, outlook, growth targets and guidance considerations, dividend strategies, effective income tax rates, cost trends, legislative and regulatory developments or their impacts, financial guidance, ability to return value to shareholders, projected capital expenditures, acquisition opportunities, development projects, addressable market size, other balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, infectious disease outbreak, including the speed, depth, geographic reach and duration of its spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; Encompass Health's infectious disease prevention and control efforts; the demand for Encompass Health’s services, including based on any downturns in the economy, consumer confidence, or the capital markets; the price of Encompass Health's common stock as it affects Encompass Health's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; Encompass Health’s ability to realize construction time and cost savings from prefabrication of hospitals; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction and Encompass Health's ability to adapt operations to those changes, including in connection with the CMS inpatient rehabilitation review choice demonstration project; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by infectious disease outbreaks, and the impact on Encompass Health's labor expenses from potential union activity, staffing shortages, and competitive compensation practices; general conditions in the economy and capital markets, including any instability or uncertainty related to trade war, armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the cost of, or the decrease in the availability of, construction materials and necessary supplies, including as a result of tariffs and import restrictions; the increase in the costs of defending and insuring against

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
alleged professional liability claims, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2024 and Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, when filed.

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